Exhibit 23.3

CONSENT OF THE KAFAFIAN GROUP, INC.

We hereby consent to the use of our fairness opinion included as Annex B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed acquisition of Liverpool Community Bank by The Juniata Valley Financial Corp. through the merger of Liverpool Community Bank with and into The Juniata Valley Bank, and to the reference to our firm’s name under the captions “Summary—The Kafafian Group, Inc. has Provided an Opinion to Liverpool’s Board of Directors Regarding the Fairness of the Merger Consideration,” “The Merger—Background of the Merger,” “—Liverpool’s Reasons for the Merger,” and “—Opinion of Liverpool’s Financial Advisor,” in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

/s/ The Kafafian Group, Inc.

Bethlehem, Pennsylvania

February 26, 2018